News Release

Firsthand Technology Value Fund Holding Tapad
Named #12 on Forbes Most Promising Companies List

San Jose, CA, February 19, 2014 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly-traded venture capital fund that invests in technology and cleantech companies, announced today that Tapad, one of the Fund’s advertising technology investments, has been ranked 12th on the Forbes list of America’s most promising companies for 2014.

“It’s gratifying to see that Forbes recognizes the same potential in Tapad that we did a year ago when we made our initial investment in the company,” remarked Kevin Landis, Firsthand’s CEO. “Tapad is a great example of the type of company we’re looking for—a dynamic, high-growth company with technology that holds the ability to transform a huge market. The company may not yet be a household name, but we’re just as excited about this company as we are about our higher-profile holdings.”

Tapad facilitates unified marketing to consumers across all of their related devices -- including smartphones, tablets, computers, and connected TVs.  The company also leads the industry in consumer privacy protocols, including fully integrated transparency and opt-out tools while remaining blind to all Personally Identifiable Information (PII).  Today, Tapad's technology is employed by more than 160 Fortune 500 brands.

About the Forbes List
Forbes strove for a holistic gauge of young, privately held businesses, attempting to pin down their trajectories by taking a range of variables into account. Over the course of four months Forbes reviewed hundreds of applications. The final assessment is based on growth (both in sales and hiring), quality of management teams and investors, margins, market size and key partnerships. After verifying sales numbers, speaking with each company and debating their merits and blemishes, Forbes produces a final ranking.  The full list of companies is available online at: www.forbes.com/most-promising-companies/list/.

News Release

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. is a publicly-traded venture capital fund that invests in technology and cleantech companies. The Fund offers retail investors an opportunity to invest in pre-IPO companies that typically are available only to institutional and high net worth investors. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Heather Hohlowski
Firsthand Capital Management, Inc.
(408) 624-9525
vc@firsthandtvf.com